Exhibit 5.1

Thompson & Knight LLP
ATTORNEYS AND COUNSELORS	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK ----------------------------------------------- ALGIERS LONDON México City MONTERREY
One Arts Plaza 1722 Routh Street, Suite 1500Dallas, TX 75201 214.969.1700 FAX 214.969.1751 www.tklaw.com

May 5, 2020

Encore Wire Corporation1329 Millwood RdMcKinney, TX 75069
Re: Encore Wire Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as special counsel for Encore Wire Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for issuance pursuant to the Encore Wire Corporation 2020 Long Term Incentive Plan (the “Plan”).
We have participated in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed on this date with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.
In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the Registration Statement, the Plan and certain resolutions, adopted by the board of directors of the Company. We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.
In rendering the opinions expressed below, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of the originals of the documents submitted to us; (iii) the conformity to authentic originals of any documents submitted to us as copies; and (iv) as to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates of public officials and officers or other representatives of the Company. We have also assumed that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. We have not independently established the validity of the foregoing assumptions.
Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered as provided in the Plan and the instruments executed pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.
The opinion set forth above is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and we do not express any opinion herein concerning any other laws.

Encore Wire Corporation
May 5, 2020

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the rules of the Securities and Exchange Commission, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.
We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Sincerely,

/s/ Thompson & Knight LLP

JEB/JWH